Exhibit 99.3

October 4, 2013
Expected Public Listing on the New York Stock Exchange on or about October 10, 2013
Dear Shareholder,
We are pleased to announce that on or about October 10, 2013, Columbia Property Trust, Inc. (the "Company") expects to list its existing common shares on the New York Stock Exchange (NYSE) under the symbol "CXP."
While the completion of the listing remains subject to certain conditions, we have discussed our preparations to position the Company for an expected listing on the NYSE in our recent communications to you, including the letter inserted with your third quarter statement last month. We also have communicated why we believe that a listing on the NYSE at this time is in the best interest of the Company and our shareholders.
What Does a Listing Mean for You?
As a Columbia shareholder, you will, as a result of this expected listing, be able to enjoy the benefits of owning stock in a publicly listed REIT, including increased liquidity. We also believe the expected listing will increase our shareholders' total return potential over the long term by providing the Company with greater access to additional capital to fund our value-creation and growth strategies.
Enclosed with this letter is your Direct Registration Transaction Advice ("DRTA"), which is a report of the number of Columbia shares you hold directly with our transfer agent, DST Systems ("DST"). You will need this DRTA if you wish to transfer your shares from your existing account with DST to a brokerage account with the firm of your choice.
You do not have to transfer your shares to a brokerage account; you can keep your account at the transfer agent indefinitely. However, your shares must be held in a brokerage account if you wish to sell them after our expected listing on the NYSE. If you already have a brokerage account, you may purchase additional Columbia shares without moving your current shares to that account.
If you wish to transfer your shares to a brokerage account, you will need to:

1.	Provide the enclosed DRTA (or a copy) to your selected brokerage firm.

2.	Complete any required paperwork and submit it to your brokerage firm.

3.	Once the brokerage firm submits a request to transfer your shares, the shares will be credited to an account in your name at the brokerage firm and eligible for trading within three days.
Please note that your shares will not be eligible to be moved into a brokerage account until the expected listing takes place.
We encourage you to contact your financial representative, brokerage firm, custodian, or other trusted source of financial guidance to discuss these options.

Columbia Property Trust P.O. Box 219453 Kansas City, MO 64121-9453 shareholders@columbiapropertytrust.com	T 855 347 0042 (toll-free) F 819 701 7629 columbiapropertytrust.com

Also, please note that a sale of shares could result in a taxable event. You should consult a qualified tax advisor prior to implementing any tax-related strategy, as Columbia Property Trust does not render tax or legal advice.
An Additional Consideration: Expected Tender Offer
In considering the options for your shares, we also want you to know that, in conjunction with our listing on the NYSE, we also expect to commence a modified Dutch Auction tender offer. A modified "Dutch Auction" tender offer is a process in which a company repurchases a certain number of shares from existing shareholders at the lowest price selected by the company within a specified price range.
Tender offer documents with information about this expected tender offer, including detailed instructions on how to tender shares, will be published and mailed to all shareholders of record when the tender offer commences.
As with any newly listed company, Columbia is likely to experience significant volatility in its share price in the days and weeks immediately following the expected listing because it may take some time for an efficient market to develop for our shares as more institutional investors and buy-side analysts begin to evaluate the Company as an investment opportunity. Therefore, we are considering the expected tender offer in order to, among other reasons, provide shareholders an alternative to selling their shares on the open market, with a goal of mitigating some of this anticipated volatility.
What's Ahead for Columbia Property Trust?
Following our expected public listing, we will continue to provide all investors with important company information and announcements through our public filings with the Securities and Exchange Commission (the "SEC"). You can find all our public filings on our corporate website, ColumbiaPropertyTrust.com, under "Investor Relations," and at the SEC's website, http://www.SEC.gov.
There you will also find information about the Company's leadership and financial strategy, including our recently filed presentation to the investment community and updated second quarter 2013 supplemental financial information, as well as our current stock information. Additionally, you can go to "Shareholder Services," which offers other helpful resources such as:

•	Answers to frequently asked questions about the listing, options for your account, and other events related to your investment;

•	Video messages about our expected listing; and

•	A link to the secure Investor Account Access website provided by our transfer agent, DST.
If and when your shares are moved from DST to a brokerage firm, Columbia will no longer have your direct contact information in order to send letters such as this one. Therefore, we encourage you to visit our website and sign up to receive emails when important information is published.
NEW Contact Information for Columbia Shareholder Services
If you have additional questions about your account at the transfer agent (DST), our Columbia Shareholder Services team will continue to be available to assist you. Please note their new contact information, below.
Telephone: 855-347-0042 (toll-free)
Fax: 816-701-7629
Mailing Address: c/o DST Systems, P.O. Box 219453, Kansas City, MO 64121-9453
Email: shareholders@columbiapropertytrust.com

Thank you for making the choice to invest with Columbia Property Trust and for the confidence you've placed in us over the years leading up to this new chapter in our Company's story.
We hope that Columbia will continue to be an important part of your investment portfolio as you consider your future investment needs. We remain committed to maximizing your total return potential over the long term and are honored to continue serving you as a publicly traded company.
Sincerely,
E. Nelson Mills
President, Chief Executive Officer, and Director
Columbia Property Trust, Inc.

Enclosure

Important Information
This document is for informational purposes only and is neither an offer to buy nor the solicitation of an offer to sell any securities of the Company. The tender offer will be made only pursuant to an offer to purchase, letter of transmittal and related materials that the Company intends to distribute to its shareholders and file with the SEC. The full details of the expected tender offer, including complete instructions on how to tender shares, will be included in the offer to purchase, the letter of transmittal, and other related materials, which the Company will distribute to shareholders and file with the SEC upon commencement of the expected tender offer. If the tender offer is commenced as expected, shareholders will be urged to carefully read the offer to purchase, the letter of transmittal, and other related materials when they become available, as they will contain important information, including the terms and conditions of the tender offer. If the tender offer is commenced as expected, shareholders will be able to obtain free copies of the offer to purchase, the letter of transmittal, and other related materials that the Company will file with the SEC on the SEC's website at http://www.sec.gov or by calling the information agent for the contemplated offer, which will be identified in the materials filed with the SEC at the commencement of the expected tender offer. In addition, shareholders will be able to obtain free copies of the Company's filings with the SEC from the Company's website at http://www.columbiapropertytrust.com or by directing a request to Mr. Jim Fleming, Columbia Property Trust, One Glenlake Parkway, Suite 1200, Atlanta, GA 30328, or 800-899-8411 (toll-free).
Forward-Looking Statements
This material contains forward-looking statements, which can generally be identified by our use of words such as "may," "will," "could," "intend," "anticipate," "estimate," "believe," "continue," "expect," or other similar words. Factors that could cause actual results to vary materially from those expressed in forward-looking statements include changes in real estate conditions and in the capital markets, which could impact the timing of a listing and the timing and likelihood of an expected tender offer, as well as the risk factors included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, Form 10-Q for the fiscal quarters ended March 31, 2013, and June 30, 2013, and other documents of the Company on file with or furnished to the SEC.